Exhibit 1.1

NATWEST GROUP PLC

Underwriting Agreement

Contingent Capital Notes

March 9, 2021

NatWest Markets plc

36 St Andrew Square

Edinburgh, EH2 2YB

United Kingdom

Goldman Sachs International

Plumtree Court, 25 Shoe Lane

London EC4A 4AU

United Kingdom

RBC Europe Limited

100 Bishopsgate

London EC2N 4AA

United Kingdom

(as Underwriters)

Ladies and Gentlemen:

From time to time NatWest Group plc, a public limited company incorporated and registered in Scotland, United Kingdom (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein), or to purchasers procured by them, certain of the Company’s contingent convertible securities specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Contingent Capital Notes”) and convertible in accordance with their terms into the ordinary shares of the Company (the “Conversion Securities”).

The terms of, and rights attached to, any particular issuance of Contingent Capital Notes shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the contingent convertible securities indenture dated as of August 10, 2015 (the “Base Indenture”) between the Company and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”) as supplemented and amended by the Fifth Supplemental Indenture dated August 19, 2020 (the “Fifth Supplemental Indenture”) and one or several supplemental indentures between the Company and the Trustee to be dated on or about March 12, 2021 (together with the Base Indenture and the Fifth Supplemental Indenture, the “Indenture”). The offering of the Contingent Capital Notes will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

1.       Particular sales of the Contingent Capital Notes may be made from time to time to the Underwriters of such Contingent Capital Notes, or to purchasers procured by them. This Agreement shall not be construed as an obligation of the Company to sell any of the Contingent Capital Notes or as an obligation of any of the Underwriters to purchase, or procure purchasers for, the Contingent Capital Notes. The obligation of the Company to issue and sell any of the Contingent Capital Notes and the obligation of any of the Underwriters to purchase, or procure purchasers for, any of the Contingent Capital Notes shall be evidenced by the Pricing Agreement with respect to the Contingent Capital Notes specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Contingent Capital Notes, the initial public offering price of such Contingent Capital Notes, the purchase price to the Underwriters of such Contingent Capital Notes, the names of the Underwriters of such Contingent Capital Notes and the principal amount of such Contingent Capital Notes to be purchased by each Underwriter, or by purchasers procured by such Underwriter, and shall set forth the date, time and manner of delivery of such Contingent Capital Notes and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the Registration Statement (as defined below), the Disclosure Package (as defined below) and prospectus with respect thereto) the terms of such Contingent Capital Notes. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “1933 Act”) on Form F-3 (No. 333-251220), and related prospectus for the registration of, among other securities, certain debt securities of the Company, including the Contingent Capital Notes, and the Conversion Securities, in accordance with the provisions of the 1933 Act, and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

The registration statement on Form F-3, as amended (including by any post-effective amendment thereto) to the date on which it became effective prior to the date of this Agreement (including any prospectus supplement relating to the Contingent Capital Notes and any other information, if any, deemed to be part of such registration statement pursuant to Rule 430B of the 1933 Act Regulations), and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein to such date) are hereinafter referred to as the “Registration Statement” and the “Prospectus”, respectively, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Contingent Capital Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule

424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or include such prospectus supplement, as the case may be, from and after the time such revised prospectus or prospectus supplement is first provided to the Underwriters for such use and if the Company files any documents pursuant to Section 13, 14 or 15 of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), after the Registration Statement became effective and prior to the termination of the offering of the Contingent Capital Notes by the Underwriters, which documents are deemed to be or, in the case of a Report on Form 6-K, are designated as being incorporated by reference into the Prospectus pursuant to Form F-3 under the 1933 Act Regulations, the term “Prospectus” shall refer to said prospectus as modified to include the documents so filed from and after the time said documents are filed with or furnished to the Commission. The term “Preliminary Prospectus” means any preliminary form of the Prospectus (including any preliminary prospectus supplement) which is used prior to the filing of the Prospectus and first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. The term “Free Writing Prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations. The term “Issuer Free Writing Prospectus” means (i) any material that satisfies the conditions set forth in Rule 433 of the 1933 Act Regulations and (ii) any roadshow presentation, including any Bloomberg roadshow presentation. Any Issuer Free Writing Prospectus, the use of which has been consented to by the Underwriters, is identified in Annex II hereto. The term “Disclosure Package” means (i) the Preliminary Prospectus, (ii) any Issuer Free Writing Prospectus identified in Annex II(a) hereto, (iii) the final term sheet prepared and filed pursuant to Section 5(d) of this Agreement (the “Term Sheet”) included in Annex III hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Applicable Time” means the time designated as such in the Pricing Agreement.

2.       The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, as of the Applicable Time, and as of the Time of Delivery referred to in Section 4 hereof that:

(a)       (i) An “automatic shelf registration statement” as defined under Rule 405 under the 1933 Act on Form F-3 (File No. 333-251220) in respect of the Contingent Capital Notes and the Conversion Securities has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and (ii) no order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(b)       (i) The Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) any individual Issuer Free Writing Prospectus, when considered together with the

Disclosure Package, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Disclosure Package or any such Issuer Free Writing Prospectus made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter expressly for use in the Disclosure Package.

(c)       The Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Prospectus made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or Prospectus, provided, further, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement that constitutes the Statement of Eligibility (the “Form T-1”) under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(d)       The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were filed with the Commission or when they become effective, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, at each time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, after the date of this Agreement but prior to the termination of the offering of Contingent Capital Notes, will, when they are filed with or furnished to the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties in this subsection shall not apply to the Form T-1 of the Trustee.

(e)       The audited consolidated financial statements of the Company for the years ended December 31, 2020, 2019 and 2018, were prepared in accordance with International Financial Reporting Standards and give a true and fair view (in conjunction with the notes thereto) of the state of the Company and its subsidiaries’ affairs as at such dates and of its profit / (loss) and cash flows for the years then ended.

(f)       Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries, together considered as one enterprise.

(g)       The Company (A) has been duly incorporated in, and is validly registered under the laws of, Scotland; (B) has the requisite corporate power and authority to execute and deliver this Agreement and the Pricing Agreement and had the requisite corporate power and authority to execute and deliver the Indenture, to issue the Contingent Capital Notes, and, in each case, to perform its obligations hereunder and thereunder; (C) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; (D) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and (E) has duly authorized, executed and delivered this Agreement and the Pricing Agreement and this Agreement and the Pricing Agreement constitute the valid and legally binding agreement of the Company enforceable in accordance with their terms, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(h)       NatWest Markets Plc (“NWM”) has been duly incorporated in, and is validly registered under the laws of, Scotland, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and all of the issued and outstanding share capital or capital stock of NWM is owned, directly or indirectly, by the Company. National Westminster Bank Plc (“NWB”) has been duly incorporated under the laws of England, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and all of the issued and outstanding ordinary share capital of NWB is owned, directly or indirectly, by the Company.

(i)       The Indenture has been duly qualified under the Trust Indenture Act and duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

(j)       The forms of Contingent Capital Notes have been duly authorized and established in conformity with the provisions of the Indenture and, when the Contingent Capital Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Contingent Capital Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

(k)       Each of the Indenture and the Contingent Capital Notes will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(l)       The Company had, at the date indicated, the duly allotted and issued share capital as set forth in the condensed consolidated statement of changes in shareholders’ equity included or incorporated by reference in the Disclosure Package and the Prospectus; all of the issued share capital of the Company has been duly and validly allotted and issued and is fully paid and non-assessable; and the Conversion Securities will conform, when issued, in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus, as amended or supplemented to such date.

(m)       The Company has taken all necessary action to approve and authorize the issue of the Conversion Securities upon conversion of the Contingent Capital Notes, and, when issued upon the conversion of the Contingent Capital Notes in accordance with the terms of the Indenture, the Conversion Securities shall be duly and validly authorized, issued and fully paid and will not be subject to calls for further funds or preemptive rights.

(n)       All consents, approvals, authorizations, orders and decrees of any court or governmental agency or body of the United States or the United Kingdom, having jurisdiction over the Company required for the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or to permit the Company to effect interest payments in U.S. dollars on the Contingent Capital Notes in accordance with the terms of the Indenture have been obtained and are in full force and effect, except as may be required by U.S. state securities laws (the “Blue Sky laws”).

(o)       The execution, delivery and performance of this Agreement, the Pricing Agreement and Indenture, the allotment, issuance, authentication, sale and delivery of the Contingent Capital Notes, the issuance of the Conversion Securities upon the conversion of the Contingent Capital Notes and the compliance by the Company with the respective terms thereof, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach under any agreement or instrument to which the Company is a party or by which the Company is bound that is material to the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Memorandum and Articles of Association of the

Company or any statute or any order, filing, rule or regulation of any United States, English or Scottish court or governmental agency or regulatory body having jurisdiction over the Company.

(p)       The Company is not, and after giving effect to the offer and sales of the Contingent Capital Notes and application of the proceeds thereof as described in the Prospectus and the Disclosure Package, will not be, required to register as an “investment company”, as defined in the Investment Company Act of 1940, as amended.

(r)       No event has occurred and is continuing which would (if the Contingent Capital Notes had already been issued) constitute an Enforcement Event, a breach of the Solvency Condition or any other restriction on interest payments set out in the conditions of the Contingent Capital Notes, a Capital Disqualification Event, a Tax Event, a Conversion Trigger Event or which, with the giving of notice or lapse of time or other condition, would (if the Contingent Capital Notes had already been issued) constitute (as applicable) an Enforcement Event, a breach of the Solvency Condition or any other restriction on interest payments, a Capital Disqualification Event, a Tax Event, a Conversion Trigger Event or an adjustment event as described in the conditions of the Contingent Capital Notes.

(s)       There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein).

(t)       (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time, the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Contingent Capital Notes in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that, the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Contingent Capital Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(u)       Ernst & Young LLP, who have certified the consolidated financial statements of the Company for the years ended December 31, 2020, December 31, 2019 and December 31, 2018, and have audited the Company’s internal control over financial reporting and management’s assessment thereof in respect of such periods are an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the rules and regulations of the Commission thereunder.

(v)       Neither any Issuer Free Writing Prospectus nor the Term Sheet includes any information that conflicts with the information contained in the Registration Statement, the Disclosure Package and the Prospectus, including any document incorporated therein or any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, any such Issuer Free Writing Prospectus or the Term Sheet made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter expressly for use in the Issuer Free Writing Prospectus.

(w)       None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, or any of its subsidiaries is currently included on the U.S. Treasury Department’s List of Specially Designated Nationals or otherwise subject to any U.S. sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); and the capital raised by the issuance and sale of the Contingent Capital Notes will not directly or indirectly be lent, contributed or otherwise made available to:

(i)       any subsidiary, joint venture partner or other entity under the control of the Company; or

(ii)       to the knowledge of the Company, any other person or entity,

in each case for the purpose of financing the activities of any person, entity, or government in contravention of any U.S. sanctions administered by OFAC, provided that this sub-clause shall not apply to the extent that it would result in a breach of (i) EU Regulation (EC) 2271/96 of 22 November 1996 as amended from time to time and/or any associated and applicable national law, instrument or regulation or (ii) any similar blocking or anti-boycott law in the United Kingdom.

(x)       The Company is in compliance with the relevant listing rules of the U.K. Financial Conduct Authority and the rules of the London Stock Exchange in relation to its ordinary shares.

3.       Upon the execution of the Pricing Agreement applicable to any Contingent Capital Notes and authorization by the Underwriters of the release of such Contingent Capital Notes, the several Underwriters propose to offer such Contingent Capital Notes for sale upon the terms and conditions set forth in the Prospectus (as amended or supplemented).

4.       The Contingent Capital Notes to be purchased by each Underwriter and/or by purchasers procured by such Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters, against payment by the Underwriters, of the purchase price therefor (as provided in the Pricing Agreement) by wire transfer of immediately available funds to an account designated by the Company as specified in the Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Underwriters and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Contingent Capital Notes.

5.       The Company agrees with each of the Underwriters of any Contingent Capital Notes that:

(a)       The Company will notify the Underwriters immediately on becoming aware of (i) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Registration Statement or the offering of the Contingent Capital Notes, and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or other Prospectus in respect of the Contingent Capital Notes, or the issuance by the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act or of the suspension of the qualification of the Contingent Capital Notes for offering or sale in any jurisdiction, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)       If at any time prior to the filing of a final prospectus pursuant to Rule 424(b) of the 1933 Act Regulations, any event occurs as a result of which the Disclosure Package would then include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any such amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(c)       The Company will, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Contingent Capital Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) of the 1933 Act Regulations), file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and will give the Underwriters notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus (including any prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Contingent Capital Notes which differs from the Prospectus, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) and will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus without prior consultation with the Underwriters.

(d)       The Company will prepare the Term Sheet, containing solely a description of the final terms of the Contingent Capital Notes and the offering thereof, in a form approved by the Underwriters and will file the Term Sheet not later than the time required by Rule 433(d) of the 1933 Act Regulations.

(e)       The Company will prepare the Prospectus in relation to the Contingent Capital Notes and file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than the time required by Rule 424(b) of the 1933 Act Regulations following the execution and delivery of the Pricing Agreement relating to the Contingent Capital Notes.

(f)       The Company will deliver to each Underwriter a conformed copy of the Registration Statement as originally filed, and of each amendment thereto (including exhibits and documents filed therewith or incorporated by reference, as the case may be, into the Registration Statement).

(g)       The Company will furnish the Underwriters with copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus (including, in each case, any supplement thereto) in such quantities as the Underwriters may from time to time reasonably request, and will use all reasonable efforts to make the initial delivery of the Prospectus by no later than 9:00 a.m. on the second business day prior to the Time of Delivery and, if the delivery of a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering and sale of the Contingent Capital Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus, or to file under the 1934 Act any document incorporated by reference in the Prospectus, in order to comply with the 1933 Act, notify the Underwriters and upon the Underwriters’ request prepare and furnish without charge to each Underwriter as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of the Contingent Capital Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 173(a) of the 1933 Act Regulations) at any time nine months or more after the time of issue of the Prospectus, upon the Underwriters' request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(h)       The Company shall at the reasonable request of the Underwriters at any time prior to the completion (in the view of the Underwriters) of distribution of the

Contingent Capital Notes, amend or supplement the Prospectus in order to comply with applicable law or the requirements of the International Securities Market of the London Stock Exchange and deliver to the Underwriters from time to time as many copies of the relevant amendment or supplement as the Underwriters may reasonably request.

(i)       The Company agrees that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Underwriters, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Company, it has not made and will not make any offer relating to the Contingent Capital Notes that would constitute an Issuer Free Writing Prospectus or Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act Regulations, other than the information contained in the Term Sheet, provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Annex II hereto and the Term Sheet when filed pursuant to Section 5(d). Any such Free Writing Prospectus consented to by the parties is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

(k)       The Company will endeavor to qualify the Contingent Capital Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will maintain such qualifications for as long as the Underwriters shall reasonably request; provided that in connection with any such qualification the Company shall not be required to qualify as a foreign corporation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction.

(l)       The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Company and its subsidiaries on a consolidated basis (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 of the 1933 Act Regulations).

(m)       During the period beginning from the date of the Pricing Agreement for such Contingent Capital Notes and continuing to and including the Time of Delivery, the Company will not offer, sell, contract to sell or otherwise dispose of any securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Contingent Capital Notes (other than (i) the Contingent Capital Notes, (ii) securities previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as otherwise may be provided in this Agreement, without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld.

(n)       Unless the Pricing Agreement provides otherwise, prior to the first payment due under the terms of the Contingent Capital Notes, the Contingent Capital Notes will be listed on a “recognised stock exchange” within section 1005 of the Income Tax Act 2007 or admitted to trading on a “multilateral trading facility” operated by an EEA or UK regulated recognised stock exchange (within the meaning of section 987 of the Income Tax Act 2007).

(o)       The Company will apply the net proceeds from the sale of the Contingent Capital Notes as set forth in the Prospectus.

(p)       The Company will cooperate with the Underwriters and use its best efforts to permit the Contingent Capital Notes to be eligible for clearance and settlement through the facilities of Euroclear Bank SA/NV or Clearstream Banking, S.A., as the case may be.

(q)       Prior to the issuance of the Contingent Capital Notes, the Company will have obtained all consents, approvals, authorizations, orders, registrations, qualifications and decrees of any court or governmental agency or body of the United States and the United Kingdom necessary or required for the valid issuance of the Contingent Capital Notes and the Conversion Securities and to permit the Company to make interest payments on the Contingent Capital Notes in U.S. dollars.

6.       The Company will pay all expenses incidental to the performance of its obligations under this Agreement, any Pricing Agreement, the Indenture and the Contingent Capital Notes including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, any Issuer Free Writing Prospectus, the Prospectus and any related preliminary prospectus (and any amendments or supplements thereto) and the cost of furnishing copies thereof to the Underwriters; (ii) the printing, if any, of this Agreement, the Pricing Agreement, the Indenture and the Blue Sky Survey; (iii) the printing or reproduction, preparation, issuance and delivery of the certificates, if any, for the Contingent Capital Notes to (or at the direction of) the Underwriters, including any transfer or other taxes or duties payable upon the delivery of the Contingent Capital Notes to a custodian for Euroclear Bank SA/NV or Clearstream Banking, S.A., as the case may be, or the sale of the Contingent Capital Notes to the

Underwriters; (iv) the fees and disbursements of the Company’s counsel and accountants; (v) the qualification of the Contingent Capital Notes under the applicable securities laws in accordance with the provisions of Section 5(k) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith in an aggregate amount not in excess of $5,000 with respect to a particular issue of the Contingent Capital Notes and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (vi) the delivery to the Underwriters of copies of such Blue Sky Survey, if any; (vii) any costs, fees and charges of any paying agent appointed under the Indenture; (viii) all expenses and listing fees in connection with the listing of the Contingent Capital Notes, if any, on any stock exchange and the clearance and settlement of the Contingent Capital Notes through the facilities of Euroclear Bank SA/NV or Clearstream Banking, S.A., as the case may be; (ix) any fees charged by securities rating services for rating the Contingent Capital Notes; (x) the fees and expenses incurred in connection with the filing of any materials with the Financial Industry Regulatory Authority (“FINRA”), if any; (xi) any fees associated with a Bloomberg roadshow presentation; (xii) any United Kingdom stamp duty, stamp duty reserve tax or similar tax or duty imposed by the United Kingdom or any political subdivision thereof upon the original issuance by, or on behalf of, the Company of the Contingent Capital Notes, the initial delivery of the Contingent Capital Notes, the deposit of the Contingent Capital Notes with a custodian for Euroclear Bank SA/NV or Clearstream Banking, S.A., as the case may be, the purchase by the Underwriters of the Contingent Capital Notes, the sale and delivery of the Contingent Capital Notes by the Underwriters to the initial purchasers thereof, the execution and delivery of this Agreement, the Pricing Agreement and the Indenture, and the creation, issue or delivery by the Company of the Conversion Securities; (xiii) the fees and expenses of the Trustee and any authorized agent of the Trustee, and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Contingent Capital Notes; and (xiv) any value added taxes payable in the United Kingdom in respect of any of the above expenses.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 7 or Section 11(a)(i), (v), and (ix) hereof, the Company shall reimburse the Underwriters for their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, except that in the case of a termination in accordance with Section 11(a)(i), (v), and (ix) hereof, such reimbursement shall include only any expenses actually incurred (not to exceed $195,000).

If any United Kingdom value added tax (“VAT”) is or becomes chargeable on the underwriting commission of any Underwriter under this Agreement and such Underwriter (or the representative member of any group of which such Underwriter is a member for VAT purposes) is required to account to H.M. Revenue & Customs for such VAT, the Company shall, subject to the receipt of a valid VAT invoice in respect of such supply, at the same time and in the same manner as the payment to which such VAT relates, pay an amount equal to such VAT.

7.       The obligations of the Underwriters of any Contingent Capital Notes under the Pricing Agreement relating to such Contingent Capital Notes shall be subject, at the discretion of the Underwriters, to the condition that all representations and warranties of the Company in or incorporated by reference in the Pricing Agreement relating to such Contingent Capital Notes are, at and as of the Time of Delivery for such Contingent Capital Notes, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Registration Statement is effective and at the Time of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act should have been received. The Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by Rule 424(b) of the 1933 Act Regulations; the Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been transmitted to the Commission for filing pursuant to Rule 433(d) of the 1933 Act Regulations; and, in each case, prior to the Time of Delivery the Company shall have provided evidence satisfactory to the Underwriters of such timely filing; and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with.

(b)       At the Time of Delivery, the Underwriters shall have received:

(i)       The opinions and 10b-5 letter, each, dated as of the Time of Delivery, of Davis Polk & Wardwell London LLP, U.S. counsel and U.K. tax counsel for the Company, with respect to the matters set forth in Annex IV hereto in form and substance reasonably satisfactory to the Underwriters.

(ii)       The opinion, dated as of the Time of Delivery, of CMS Cameron McKenna Nabarro Olswang LLP, Scottish solicitors to the Company, with respect to the matters set forth in Annex V hereto in form and substance reasonably satisfactory to the Underwriters.

(iii)       The opinion and 10b-5 letter, each dated as of the Time of Delivery, of Milbank LLP, counsel for the Underwriters, with respect to the matters set forth in Annex VI hereto in form and substance reasonably satisfactory to the Underwriters.

(c)       The independent registered public accounting firm with respect to the Company who has certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, which, for the avoidance of doubt is Ernst & Young LLP, shall have furnished to the Underwriters a letter, delivered at a time prior to the execution of the Pricing Agreement and dated the date of delivery thereof, with regard to matters customarily covered by accountants’ “comfort letters” and otherwise in form and substance satisfactory to the Underwriters.

(d)       Ernst & Young LLP shall have furnished to the Underwriters a letter, dated at the Time of Delivery, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 7(c), except that the specified “cut-off” date referred to therein shall be a date not more than five business days prior to the Time of Delivery.

(e)       If required pursuant to the Pricing Agreement, an application shall have been made for listing the Contingent Capital Notes on the International Securities Market of the London Stock Exchange.

(f)       At the Time of Delivery (1) there shall not have been, since the date of the Pricing Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries considered as one enterprise, and (2) the Underwriters shall have received a certificate of the Company executed on its behalf by an officer of the Company dated as of the Time of Delivery, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct in all material respects as though expressly made at and as of the Time of Delivery; (ii) the Company has complied in all material respects with all agreements hereunder and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been initiated or threatened by the Commission.

(g)       The Company shall have furnished to the Underwriters a certificate, dated the Time of Delivery, of a deputy secretary of the Company, stating that to the best knowledge and belief of the deputy secretary signing such certificate after reasonable inquiry, the issue and sale of the Contingent Capital Notes in the manner contemplated in the Disclosure Package and Prospectus do not and will not result in a breach, default or acceleration of any payment or amount under any contract, agreement or undertaking to which the Company or any of its subsidiaries is a party (or by which any such entity is bound), which breach, default or acceleration would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(h)       There shall not have occurred any downgrading by one or more notches (for clarity, such downgrade shall exclude a change in rating outlook) in the rating assigned to any of the Company’s securities by Moody’s Investors Service, Inc., S&P Global Ratings Inc., a division of S&P Global Inc., or Fitch Ratings, Inc.

(i)       If an affiliate (as defined in applicable FINRA rules) of the Company is participating in the offering of the Contingent Capital Notes, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled and not otherwise waived by the Underwriters, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 6 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 herein shall remain in effect.

8. (a) The Company agrees to indemnify and hold harmless each Underwriter, each of the Underwriters’ affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Preliminary Prospectus, the Term Sheet, any Issuer Free Writing Prospectus or any related preliminary prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as reasonably incurred (including, subject to Section 8(b) hereof, the fees and disbursements of counsel chosen by the Underwriters), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Prospectus, the Preliminary Prospectus, the Term Sheet, any Issuer Free Writing Prospectus or any related preliminary prospectus (or any amendment or supplement thereto).

(b)       Each Underwriter severally agrees to indemnify and hold harmless each of the Company, its directors, each of the officers of the Company who signed the Registration Statement, the Company’s authorized representative in the United States and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8 as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus, any related preliminary prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus or such preliminary prospectus (or any amendment or supplement thereto).

(c)       Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.

(d)       Any indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)       If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Contingent Capital

Notes on the other, from the offering of the Contingent Capital Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall, if permitted by applicable law, contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Contingent Capital Notes on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts, concessions and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Contingent Capital Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Contingent Capital Notes in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to such Contingent Capital Notes and not joint.

(f)       The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

9.       If one or more of the Underwriters shall fail at the Time of Delivery to purchase the Contingent Capital Notes which it is or they are obligated to purchase under this Agreement and the Pricing Agreement (the “Defaulted Contingent Capital Notes”), the non-defaulting Underwriters shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter, to purchase, or procure purchasers for, all, but not less than all, of the Defaulted Contingent Capital Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the non-defaulting Underwriters shall not have completed such arrangements within such 36-hour period, then:

(a)       if the number of Defaulted Contingent Capital Notes does not exceed 10% of the Contingent Capital Notes which the Underwriters are obligated to purchase at the Time of Delivery, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the Pricing Agreement relating to such Contingent Capital Notes bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)       if the number of Defaulted Contingent Capital Notes exceeds 10% of the Contingent Capital Notes which the Underwriters are obligated to purchase or procure purchasers for at the Time of Delivery, the Pricing Agreement relating to such Contingent Capital Notes shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the relevant Pricing Agreement, either the Underwriters or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

10.       All representations, warranties and agreements contained in this Agreement and any Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Contingent Capital Notes to the Underwriters pursuant to this Agreement.

11. (a) The Underwriters may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Time of Delivery (i) if there has been, since the date of the Pricing Agreement or the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war, or (iii) the occurrence of another calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in clause (ii) and (iii) in the judgment of the Underwriters (after consultation with the Company if practicable) makes it impracticable or inadvisable to market the Contingent Capital Notes or enforce contracts for the sale of the Contingent Capital Notes in the manner contemplated in the Prospectus, or (iv) if there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or any other stock exchange on which the Company’s securities are listed, or (v) if there has occurred a suspension or material limitation in trading the Company’s securities on the New York Stock Exchange or the London Stock Exchange, or (vi) if there has occurred a material adverse change in the financial markets in the United States or in the international financial markets, or (vii) if a banking moratorium on commercial banking activities has been declared by the relevant authorities in New York or London, or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom has occurred, or (viii) if there has occurred a change or development involving a prospective change in the United States or the United Kingdom taxation which has, or will have, a material adverse effect on the Company or the Contingent Capital Notes or the transfer thereof, or (ix) if there is any downgrading by one or more notches in the rating assigned to any of the Company’s debt securities, preference shares, American depositary shares representing preference shares or American depositary receipts evidencing American depositary shares representing preference shares, or a public announcement that such rating is under surveillance or review for a possible change to negative outlook (other than a public announcement that such rating is under surveillance or review for reasons attributable to the UK’s withdrawal from the European Union (“Brexit”) including the heightened uncertainty (including economic uncertainty) over the ultimate outcome of the Brexit process), in each case, by Moody’s Investors Service, Inc., S&P Global Ratings Inc., a division of S&P Global Inc., or Fitch, Inc.

(b)       If this Agreement is terminated pursuant to Sections 7, 9 or 11 hereof, such termination shall be without liability of any party to any other party except as provided in Section 6 or Section 9 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 shall remain in effect.

12.       All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, email, telex or facsimile transmission to the address of each Underwriter as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, email, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, email, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.       This Agreement and any Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and authorized representative of the Company referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Pricing Agreement or any provision herein or therein contained. This Agreement and any Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and authorized representative of the Company and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Contingent Capital Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14. (a) The Company irrevocably consents and agrees, for the benefit of the Underwriters, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Pricing Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b)       The Company hereby irrevocably designates, appoints, and empowers CT Corporation System, 28 Liberty St., New York, NY 10005, as its designee, appointee and agent to take process, receive and forward process or to be served with process for and on its behalf of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any such United States or State court which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 14 satisfactory to the Underwriters. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, first class, postage prepaid, to each of them at their respective addresses specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of any Underwriter to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in any jurisdictions, and in any manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Pricing Agreement brought in the United States federal courts or the courts of the State of New York located in the Borough of Manhattan,

The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.       Each Underwriter severally represents and agrees that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Contingent Capital Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company;

(b) it has complied and will comply with all applicable provisions of the FSMA (and all rules and regulations made pursuant to the FSMA) with respect to anything done by it in relation to the Contingent Capital Notes in, from or otherwise involving the United Kingdom;

(c) in connection with any issue of Contingent Capital Notes designated as Tier 1 Contingent Capital Notes (as defined below), such Underwriter will not indicate to initial investors as part of the marketing relating to the sale of such Contingent Capital Notes that such Contingent Capital Notes will or are likely to be redeemed, repurchased or repaid, provided that for the avoidance of doubt the undertaking in this Section 15(c) shall not preclude any Underwriter disclosing any terms of such Contingent Capital Notes or information consistent with the Prospectus or any other additional information authorized by the Company to be disclosed. For the purposes of this Section 15(c) Tier 1 Contingent Capital Notes shall mean any Contingent Capital Note which is specified to be a Tier 1 Contingent Capital Note in the applicable Term Sheet; and

(d) without prejudice to the generality of paragraph (b), it has complied and will comply with the FCA’s Conduct of Business Sourcebook (“COBS”) 22.3 (Restrictions on the retail distribution of contingent convertible instruments and CoCo funds) (for so long as in effect, and as may be amended or replaced from time to time) with such underwriter deemed to be a “firm” for the purposes of this paragraph (d) if it is not otherwise a “firm” for the purposes of COBS. For the purposes of this paragraph (d), “firm” shall have the meaning attributed to such term in COBS; and

(e) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Contingent Capital Notes to any retail investor in the United Kingdom and, for the purposes of this paragraph (e), the expression retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

16.       Each Underwriter severally and not jointly represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Contingent Capital Notes to which this Agreement relates, to any retail investor in the European Economic Area. For the purposes of this provision the expression retail investor means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2016/97/EU (as amended or superseded), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

17.        Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i)       NatWest Markets plc (the “UK Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Contingent Capital Notes and the related information set out in the term sheet in connection with the Contingent Capital Notes; and

(ii)       The Company and each Underwriter who are not a UK Manufacturer notes the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Contingent Capital Notes by the UK Manufacturer and the related information set out in the term sheet in connection with the Contingent Capital Notes.

18.       The Company hereby acknowledges that (a) the purchase, or procurement of purchasers of, and sale of the Contingent Capital Notes pursuant to this Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any Underwriter may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19.       Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20.       This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws provisions thereof. Specified times of day refer to New York City time.

21.       (a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Underwriters (each a “UK Bail-in Party”), each UK Bail-in Party acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-in Party (“Relevant UK Bail-in Party”) to the other UK Bail-in Party under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

1.	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

2.	the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Relevant UK Bail-in Party or another person, and the issue to or conferral on the other UK Bail-in Party of such shares, securities or obligations;

3.	the cancellation of the UK Bail-in Liability;

4.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(b) For the purposes of paragraph (a) above:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person such liability, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of such liability.

22.       Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.

For the purpose of this Section 22, “resolution measure” means a “crisis prevention measure”, “crisis management measure” or “recognized third-country resolution action”, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorized Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that “crisis prevention measure” shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

23. (a) In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of this paragraph (a) apply notwithstanding the following paragraph (b).

(b)       Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of paragraph (a), no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a

Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c)       For the purposes of this Section 23:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.       References to European Union Regulations or Directives in this Agreement include, in relation to the United Kingdom, those Regulations or Directives as they form part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in United Kingdom domestic law, as appropriate.

25.       This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any form of electronic communication or telecommunication), each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, domestic or foreign, including, without limitation, the Federal Electronic Signatures in Global and National

Commerce Act, the New York State Electronic Signatures and Records Act, and any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof.

Very truly yours,

NATWEST GROUP PLC

By:	/s/ Donal Quaid
Name: Donal Quaid
Title: NatWest Group Treasurer

[Signature page to the Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Alvaro Camara
Name: Alvaro Camara
Title: Managing Director

NATWEST MARKETS PLC

By:	/s/ Hayward H. Smith
Name: Hayward H. Smith
Title: Authorized Signatory

RBC EUROPE LIMITED

By:	/s/ Ivan Browne
Name: Ivan Browne
Title: Duly Authorized Signatory

ANNEX I

Pricing Agreement

[Names of underwriters]

[As Underwriters]

___________ __, ____

Ladies and Gentlemen:

NatWest Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated _________ __, ____ (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Contingent Capital Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Contingent Capital Notes which are the subject of this Pricing Agreement. Each reference to the Underwriters herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Contingent Capital Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Contingent Capital Notes set forth opposite the name of such Underwriter in Schedule I hereto.

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If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by each of you, this letter and such acceptances hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

The Underwriters agree as among themselves that they will be bound by and will comply with the Master Agreement Among Underwriters dated March 5, 2020 governing the relationship among NatWest Markets Securities Inc. and the underwriters parties thereto (the “Agreement Among Underwriters”) with respect to the Contingent Capital Notes and further agree that (so far as the context permits) references in the Agreement Among Underwriters to “Underwriter” shall refer to the Underwriters herein.

[The rest of this page is intentionally left blank.]

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Very truly yours,

NATWEST GROUP PLC

By:
Name:
Title:

[The rest of this page is intentionally left blank]

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Accepted as of the date hereof:

[names of Underwriters]

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE I

Principal Amount of Contingent Capital Notes to be Purchased

[Names of Underwriters]		[ ]
	Total:	[ ]

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SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Contingent Capital Notes:

[ ]% Contingent Capital Notes due (the “Contingent Capital Notes”)

Aggregate principal amount of Contingent Capital Notes:

£[ ] principal amount of the Contingent Capital Notes

Price to Public:

[ ]% of the principal amount of the Contingent Capital Notes

Purchase Price by Underwriters:

[ ]% of the principal amount of the Contingent Capital Notes

Underwriting Commission:

[ ]% for the Contingent Capital Notes

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for Euroclear Bank SA/NV and Clearstream Banking, S.A., as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Applicable time:

[ ] a.m. (New York time), ________ __, ____

Time of Delivery:

9:30 a.m. (New York time), ________ __, ____

Indenture:

Contingent Convertible Securities Indenture dated as of August 10, 2015, between the Company and The Bank of New York Mellon, acting through its London Branch, as Trustee, as amended and supplemented by the Fifth Supplemental Indenture dated as of August 19, 2020 and one or several supplemental indentures to be dated on or around [ ], 2021.

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Issue Date

[ ]

Maturity Date:

The Contingent Capital Notes are perpetual securities and have no fixed maturity date.

Interest Rate for the Contingent Capital Notes:

From and including the Issue Date to but excluding [ ], 20[ ], [ ]% per annum

From an including [ ], 20[ ], to but excluding the next succeeding Reset Date, [ ]% plus the sum of the applicable Reference Bond Rate on the relevant Reset Determination Date and [ ]%, converted to a quarterly rate in accordance with market convention (rounded to two decimal places, with 0.005 being rounded down).

Interest Payment Dates:

Interest will be paid on the Contingent Capital Notes on ________, ________, ________ and ________ of each year, commencing on __________, ____.

Interest Record Dates:

Interest will be paid on the Contingent Capital Notes to holders of record of each Note in respect of the principal amount thereof outstanding as of ________, ________, ________ and ________ of each year immediately preceding the Interest Payment Dates on ________, ________, ________ and ________, respectively.

Redemption Provisions:

The Contingent Capital Notes may be redeemed as described in the Prospectus.

U.K. BAIL-IN power:

The Contingent Capital Notes may be subject to the U.K. bail-in power as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing location for delivery of Contingent Capital Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of the underwriters:

Address for Notices: [ ]

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ISIN:

[ ]

Stock Exchange Listing:

Application has been made to the London Stock Exchange for the Contingent Capital Notes to be admitted to trading onto the International Securities Market.

Other Terms:

The Contingent Capital Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.

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ANNEX II

Issuer Free Writing Prospectuses

Annex II(a) Issuer Free Writing Prospectuses included in the Disclosure Package

Nil

Annex II(b) Issuer Free Writing Prospectuses not included in the Disclosure Package

Nil

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ANNEX III

Pricing Term Sheet

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ANNEX IV

FORM OF OPINIONS OF
DAVIS POLK & WARDWELL LONDON LLP, U.S. COUNSEL
AND U.K. TAX COUNSEL FOR THE COMPANY

[Form of U.S. Opinion]

To be included as a Statement of Fact before the opinion: The Registration Statement became effective under the 1933 Act and the Indenture qualified under the Trust Indenture Act upon the filing of the Registration Statement with the Commission on April 1, 2015 pursuant to Rule 462(e).

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.                  Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company.

2.                  Assuming that the Indenture has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Indenture has been duly executed and delivered by the Company, and the Indenture (other than the terms governed by Scots law as to which we express no opinion) is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Contingent Capital Notes to the extent determined to constitute unearned interest.

3.                  Assuming that the Contingent Capital Notes have been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Contingent Capital Notes (other than the terms governed by Scots law as to which we express no opinion), when the Contingent Capital Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and will be entitled to the benefits of the Indenture (other than the terms governed by Scots law as to which we express no opinion) pursuant to which such Contingent Capital Notes are to be issued, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Contingent Capital Notes to the extent determined to constitute unearned interest.

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4.                  Assuming that each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 14 of the Underwriting Agreement and Section 1.14 of the Base Indenture, validly and irrevocably submitted to the non-exclusive personal jurisdiction of any New York state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”), in any action arising out of or relating to the Underwriting Agreement and the Indenture or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so, any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purposes described in Section 14 of the Underwriting Agreement and Section 1.14 of the Base Indenture; and service of process effected on such agent in the manner set forth in Section 14 of the Underwriting Agreement and Section 1.14 of the Base Indenture will be effective to confer valid personal jurisdiction on the Company.

5.                  The Company is not, and after giving effect to the offering and sale of the Contingent Capital Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.                  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Contingent Capital Notes (collectively, the “Documents”), will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

7.                  No consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

8.                  The choice of Scots law as the proper law to govern the provisions contained in Section 2.01 of the Base Indenture and Section 5.01 (in relation to subordination) and Section 6.02 (in relation to waiver of the right to set-off by the holders and by the trustee on behalf of holders) of the Third Supplemental Indenture should be upheld as a valid choice of law by a New York Court and applied by such courts in proceedings relating to the obligations of the parties under the Indenture, unless the application of Scots law would contravene the public policy of the State of New York or U.S. federal law. We are not aware of any public policy of the State of New York or of U.S. federal law that would be impugned by the enforcement of the express provisions of the Indenture. For the purposes of this paragraph, we have assumed that consent to

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the choice of law provision contained in Section 1.12 of the Base Indenture and Section 10.07 of the Third Supplemental Indenture was not obtained from any party to the Indenture by improper means or mistake, that the legal questions as to Scots law at issue in any suit or proceeding with regard to the Indenture would be governed by principles that had been considered and decided under Scots law before initiation of such suit or proceeding, and thus would not be questions of first impression for a Scottish court and that a Scottish court would itself enforce the choice of law provision contained in Section 1.12 of the Base Indenture and Section 10.07 of the Third Supplemental Indenture.

We have considered the statements included in the Basic Prospectus under the caption “Description of Contingent Convertible Securities” and in the Prospectus Supplement under the caption “Description of the Contingent Capital Notes” insofar as they summarize provisions of the Indenture and the Contingent Capital Notes. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus Supplement under the caption “U.K. and U.S. Federal Tax Consequences”, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

Form of U.K. Tax Opinion

On the basis of our examination of the documents listed in the Schedule to this opinion and the other matters referred to in this opinion, and subject to the assumptions set out in this opinion and any matters not disclosed to us, we are of the opinion that:

1.	The statements in the Prospectus Supplement under the section headed “UK and US Federal Tax Consequences”, insofar as such statements constitute a general summary of both current United Kingdom tax law and generally published practice of H.M. Revenue and Customs relevant to the issue of the Contingent Capital Notes, fairly and accurately summarise the matters referred to therein.

2.	No United Kingdom stamp duty or stamp duty reserve tax is required to be paid on the execution and delivery of the Base Underwriting Agreement or the Pricing Agreement, or the issue and delivery of the Contingent Capital Notes.

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FORM OF 10b-5 LETTER OF
DAVIS POLK & WARDWELL LONDON LLP, U.S. COUNSEL
FOR THE COMPANY

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated:

1.                  The Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder; and

2.                  Nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Contingent Capital Notes:

a.	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

b.	at the Applicable Time the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

c.	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding: (1) the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus or (2) the Statement of Eligibility of the Trustee on Form T-1. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3.  Statistical Disclosure by Bank Holding Companies” under the 1933 Act and the pro forma accounts of the Company is financial data. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

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ANNEX V

FORM OF OPINION OF
CMS Cameron McKenna NABARRO OLSWANG LLP,
SCOTTISH SOLICITORS TO THE COMPANY

Based upon and subject to the foregoing and subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that so far as the present law of Scotland is concerned:

(1)	The Company has been duly incorporated in Great Britain as a limited liability company and is validly registered under the law of Scotland, is not in liquidation, and has the corporate power and authority under such law to conduct its business as described in the Prospectus and/or the Prospectus Supplement.

(2)	The Notes (in global or definitive form) (when executed by the Company in accordance with the Indenture), insofar as Scots law governs the formalities of execution and delivery thereof, will have been duly executed by or on behalf of the Company, and (upon their issue, authentication and delivery in accordance with the terms of the Pricing Agreement, the Underwriting Agreement and the Indenture) will have been duly issued and delivered, and they will constitute legally valid and binding and enforceable obligations of the Company.

(3)	The creation and issue of the Notes and the execution, delivery and performance by the Company of the Agreements are within the corporate power of the Company and have been duly authorised by all necessary corporate action of the Company.

(4)	The obligations on the part of the Company under the Agreements are legally valid and binding and enforceable against the Company.

(5)	No authorisations, approvals, consents or licences of governmental, judicial or public bodies or authorities of or in Scotland (together consents) are required by the Company as a result of the Company being a Scottish registered company for its entry into and performance of the Agreements and the valid execution, issue and delivery of the Notes, including the valid issue and delivery of the Settlement Shares.

(6)	Neither the execution, delivery and performance by the Company of the Agreements, nor the execution, issue and delivery of the Notes, will of itself result in any violation in any material respect of:

(a)	the Memorandum or Articles of Association of the Company; or

(b)	any existing applicable mandatory provision of Scots law or regulation; or

(c)	any existing judgment, order or decree of any Scottish court.

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(7)	All Settlement Shares, when issued and delivered upon conversion in accordance with the terms of the Indenture, will be duly authorized and validly issued and credited as fully paid, and will not be subject to further call or contribution.

(8)	We have considered the statements included in the Prospectus under the caption “Description of Ordinary Shares” insofar as they summarize material terms of the Settlement Shares, as set out in the Company’s articles of association and in the applicable material provisions of UK law. In our opinion, such statements fairly summarize these terms.

(9)	The Underwriters would under current practice of the Scottish courts (assuming the effect of Section 14 of the Underwriting Agreement is not to prorogate the exclusive jurisdiction of the courts of the United States of America or the State of New York specified therein (each a New York Court)) be permitted to commence proceedings in the Scottish courts for enforcement of the Underwriting Agreement and the Pricing Agreement, and the Scottish courts would accept jurisdiction in any proceedings for so long as the Company remains domiciled in Scotland and, upon proper averments being made in a Scottish court in any such proceedings, the choice of the law of the State of New York as the governing law of the Underwriting Agreement would be upheld as a valid choice of law by that court.

(10)	The Agreements have, insofar as Scots law governs the formalities of execution and delivery thereof, been duly executed and delivered by or on behalf of the Company.

(11)	The (i) submission by the Company in Section 14 of the Underwriting Agreement to the jurisdiction of the New York Courts, and the designation, appointment and empowerment by the Company under the said Section 14 of an agent for service, and (ii) the designation, appointment and empowerment by the Company of an agent for service under Section 1.14 of the Base Indenture, would be upheld by the Scottish courts as valid and effective.

(12)	In relation to any Agreement which is expressed to be governed by the law of the State of New York as its governing law, a judgment of the New York Courts as the relevant forum would be recognised in Scotland through an action of decree–conform under common law in the Court of Session in Scotland, assuming that (1) the court which issued the judgment had jurisdiction and acted judicially with no element of unfairness, (2) such judgment was final, not obtained by fraud, or a revenue or penal action, remained capable of enforcement in the place it was pronounced and was not contrary to natural justice, and (3) enforcement of the judgment is not contrary to Scottish public policy.

(13)	Each holder of a Note is (if and when a valid cause of action which is enforceable by a Holder (as defined in the Indenture) arises under the Notes), entitled to sue as claimant in the Scottish courts for the enforcement of its rights against the Company, and such entitlement will not be subject to any conditions which are not applicable to residents of Scotland, save that a Scottish court may require a person who is not resident in Scotland to provide security for costs.

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(14)	In the event of a winding up of the Company in accordance with Scottish insolvency rules or a Qualifying Administration (as defined in the Indenture), the subordination provisions will, in respect of the Notes, be given effect by the courts in Scotland in accordance with their terms.

(15)	The choice of Scots law to govern the subordination provisions would be recognized and upheld by the Scottish courts.

(16)	The choice of the law of the State of New York to govern the contractual rights of the Trustee under the last paragraph of Section 6.07 of the Indenture would be recognized and upheld by the Scottish courts, unless the application of the law of the State of New York would be incompatible with the principles of public policy applied by the Scottish courts.

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ANNEX VI

FORM OF OPINION OF
MILBANK LLP,
COUNSEL FOR THE UNDERWRITERS

[Form of U.S. Opinion]

Based upon and subject to the foregoing, and subject also to the assumptions and qualifications set forth below, and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.       The Underwriting Agreement (including the Pricing Agreement) has been duly executed and delivered by the Company, to the extent such execution and delivery is a matter of New York law.

2.       The Indenture has been duly executed and delivered by the Company to the extent such execution and delivery is a matter of New York law and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally, and subject to the possible judicial application of foreign laws or governmental action affecting creditors’ rights generally; and (B) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

3.       The Contingent Capital Notes have been duly executed by the Company to the extent such execution is a matter of New York law and, when authenticated by the Trustee in accordance with the Indenture and issued and paid for as provided in the Underwriting Agreement (including the Pricing Agreement), the Contingent Capital Notes (other than the terms governed by Scots law as to which we express no opinion and subject to the qualifications in paragraph 2 above) constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (other than the terms governed by Scots law as to which we express no opinion)

4.       The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

5.       The statements set forth in the Disclosure Package and the Prospectus under the captions “Description of the Contingent Capital Notes” and “Description of Contingent Convertible Securities”, in each case, insofar as such statements purport to summarize certain provisions of the Indenture and the Contingent Capital Notes, fairly summarize in all material respects such provisions.

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6.       Subject to the limitations and qualifications stated therein, the statement set forth in in the Disclosure Package and the Prospectus under the caption “UK and U.S. Federal Tax Consequences”, in each case to the extent they purport to summarize U.S. federal income tax laws referred to therein, fairly summarize in all material respects such U.S. federal tax income laws.

7.        Each of the Registration Statement, as of its most recent effective date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the rules and regulations thereunder, except that we express no opinion and make no statement as to any financial statements and other financial and accounting information and data included or incorporated by reference therein. In rendering this opinion we take no responsibility for the accuracy, completeness or fairness of the statements made in the Registration Statement, the Disclosure Package or the Prospectus, except to the extent set forth in paragraphs 5 and 6.

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FORM OF 10b-5 LETTER OF
MILBANK LLP,
COUNSEL FOR THE UNDERWRITERS

On the basis of and subject to the foregoing we confirm to you that nothing has come to our attention that causes us to believe that:

(i) the Registration Statement (other than the financial statements and schedules and other financial and accounting information and data and that part of the Registration Statement that constitutes the Form T-1, as to which we express no belief and make no statement), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Disclosure Package (other than the financial statements and other financial and accounting information and data, as to which we express no belief and make no statement), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) the Final Prospectus (other than the financial statements and other financial and accounting information and data, as to which we express no belief and make no statement), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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